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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 19, 1996 included in Network General Corporation's Form 10-K for the year ended March 31, 1996.


                                                 /s/ Arthur Andersen LLP
                                                 ARTHUR ANDERSEN LLP


San Jose, California
September 17, 1996